UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Madison Square Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	26-2432944
(State of Incorporation)	(IRS Employer Identification No.)

51 Madison Avenue, Suite 2000 New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-150467

Securities registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock of Madison Square Capital, Inc., a Maryland corporation (the “Registrant”), is set forth under the caption “Description of Stock” in the prospectus forming a part of the Registration Statement on Form S-11 (Registration No. 333-150467), as initially filed with the Securities and Exchange Commission on April 25, 2008, as amended (the “Registration Statement”), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MADISON SQUARE CAPITAL, INC.

Date: February 10, 2009	By:	/s/ Daniel A. Leyden
	Name:	Daniel A. Leyden
	Title:	Executive Vice President, Chief Financial Officer and Treasurer